UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 December 20, 2006 (Date of report/date of earliest even reported)

SKY FINANCIAL GROUP, INC.
(Exact name of registrant as specified in charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

221 South Church Street Bowling Green, Ohio 43402 (Address of principal executive offices) (419) 327-6300 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ý Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

     On December 20, 2006, Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), Sky Financial Group, Inc., an Ohio corporation (“Sky”), and Penguin Acquisition, LLC, a Maryland limited liability company and a wholly owned subsidiary of Huntington (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Sky will be merged with and into Merger Sub (the “Merger”). Upon consummation of the Merger, the separate existence of Sky will cease, and Merger Sub will be the surviving company. The Merger has been approved by the Board of Directors of both Huntington and Sky.

     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, without par value, of Sky (“Sky Common Stock”), will be converted into the right to receive 1.098 shares of common stock, without par value, of Huntington (“Huntington Common Stock”), and $3.023 in cash, without interest (collectively, the “Merger Consideration”). Pursuant to the Merger Agreement, at the effective time of the Merger, (i) each outstanding option to acquire Sky Common Stock will immediately vest and become exercisable and will be converted into an option to purchase a number of shares of Huntington Common Stock equal to the number of shares of Sky Common Stock underlying such option immediately prior to the Merger multiplied by the Exchange Ratio (as defined below), with an exercise price that equals the exercise price of such option immediately prior to the Merger divided by the Exchange Ratio; (ii) each restricted share of Sky Common Stock will immediately vest and be converted into the right to receive the Merger Consideration, subject to applicable withholding tax; and (iii) each stock unit denominated in shares of Sky Common Stock will immediately vest and be converted into the right to receive a number of shares of Huntington Common Stock equal to the number of shares of Sky Common Stock underlying such unit immediately prior to the Merger multiplied by the Exchange Ratio. “Exchange Ratio” is the sum of (x) 1.098 and (y) the quotient of 3.023 divided by the average closing sale price of Huntington Common Stock over the five trading days immediately preceding the Merger.

     The Merger Agreement includes customary representations, warranties and covenants of the parties. The covenants of the parties include, subject to certain exceptions, covenants not to (i) solicit, initiate, encourage, facilitate or take any other action designed to facilitate any inquiries or proposals regarding any alternative transaction, (ii) participate in any discussions or negotiations regarding an alternative transaction, or (iii) enter into any agreement regarding an alternative transaction. In addition, each party has agreed to submit the transaction to its stockholders for approval and use reasonable best efforts to obtain such approval.

     The consummation of the Merger is subject to customary conditions, including obtaining the required approvals from the holders of Huntington Common Stock and Sky Common Stock, the absence of any legal prohibition on consummation of the Merger, obtaining required governmental and regulatory approvals, effectiveness of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, approval of Huntington’s common stock to be issued in the Merger for listing on the Nasdaq Stock Market, the accuracy of the representations and warranties of the parties to the Merger Agreement (subject to the materiality standards set forth in the Merger Agreement), material performance of all the covenants of the parties to the Merger Agreement, and the delivery of customary legal opinions as to the federal tax treatment of the Merger. In addition, Huntington’s obligation to close is subject to the condition that none of the required governmental or regulatory approvals results in the imposition of conditions that would reasonably be expected to have a material adverse effect on Huntington and Sky taken as a whole after the Merger.

     Pursuant to the Merger Agreement, at the effective time of the Merger, the Board of Directors of Huntington will consist of fifteen members comprised of (i) Mr. Thomas Hoaglin, the current chief executive officer of Huntington, plus nine current non-employee directors of Huntington designated by Huntington and (ii) Mr. Marty Adams, the current chief executive officer of Sky, plus four current non-employee directors of Sky designated by Sky. At the effective time of the Merger, Mr. Hoaglin will continue to serve as Huntington's chief executive officer and the chairman of the Board of Directors, and Mr. Adams will become Huntington's president and chief operating officer. Mr. Adams will be the successor to Mr. Hoaglin as chief executive officer of Huntington on December 31, 2009 or such earlier date as of which Mr. Hoaglin ceases for any reason to serve as chief executive officer of Huntington. The above provisions will be contained in a bylaw provision that until December 31, 2009 can only be amended by an affirmative vote of at least 75% of the directors that constitute the entire Board of Directors of Huntington.

     The Merger Agreement contains certain termination rights of Huntington and Sky and further provides that, upon termination of the Merger Agreement under specified circumstances, Huntington and Sky may be required to pay the other party a termination fee of $125 million.

     The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Sky, Huntington, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of Sky, on the one hand, and Huntington and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Sky, on the one hand, and Huntington and Merger Sub, on the other hand. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Sky, Huntington or Merger Sub.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2006, by and among
Huntington Bancshares Incorporated, Sky Financial Group, Inc. and Penguin
Acquisition, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Financial Group, Inc.

By: /s/ Kevin T. Thompson
Name: Kevin T. Thompson
Title: Executive Vice President and Chief Financial Officer

Date: December 22, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2006, by and among
Huntington Bancshares Incorporated, Sky Financial Group, Inc. and Penguin
Acquisition, LLC.